UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US FARMS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	88-0350156
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1635 Rosecrans Street, Suite C

San Diego, CA 92106

 (Address of Principal Executive Offices, including ZIP Code)

2008 Non-Qualified Attorneys Stock Compensation Plan

(Full title of the plan)

Donald J. Stoecklein, Esq.

Stoecklein Law Group

402 West Broadway, Suite 400

_________San Diego, California  92101_________

(Name and address of agent for service)

________________(619) 595-4882_________________

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

$0.001 par value common stock	300,000	$0.17	$51,000	$2.00

(1)

This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices reported on the OTC Bulletin Board as of  March 17, 2008.

PROSPECTUS

US FARMS, INC.

300,000 Shares of Common Stock

This prospectus relates to the offer and sale by US FARMS, INC., a Nevada corporation, of 300,000 shares of its $0.001 par value per share common stock to attorneys associated with US FARMS, INC. pursuant to the 2008 Attorneys Non-Qualified Stock Compensation Plan (the “Attorneys Stock Plan”). Pursuant to the Attorneys Stock Plan, US FARMS, INC. is registering hereunder, based upon received services and shares of common stock to be issued current herewith, a total of 300,000 shares of common stock.

The common stock is not subject to any restriction on transferability.  Recipients of shares other than persons who are “affiliates” of US FARMS, INC. within the meaning of the Securities Act of 1933 (the “Act”) may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale.  The common stock is traded on the OTC Bulletin Board under the symbol “USFI.”

These Securities Have Not Been Approved Or Disapproved By The Securities And Exchange Commission Nor Has The Commission Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any Representation To The Contrary Is A Criminal Offense.

The date of this prospectus is March 17, 2008

This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act.  The statements in this prospectus as to the contents of any contract or other documents filed as an exhibit to either the registration statement or other filings by US FARMS, INC. with the Commission are qualified in their entirety by reference thereto.

A copy of any documents or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request.  Requests should be addressed to US FARMS, INC. 1635 Rosecrans Street, Suite C, San Diego, CA 92106.

  US FARMS, INC.’s telephone number is (858) 488-7775.

US FARMS, INC. is subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports and other information with the Commission.  These reports, as well as the proxy statements and other information filed by US FARMS, INC. under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington D.C. 20549-0405.   In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by US FARMS, INC.  This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of US FARMS, INC. since the date hereof.

TABLE OF CONTENTS

Information Required in the Section 10(a) Prospectus

1

Item 1.  The Plan Information

1

Item 2.  Registrant Information and Plan Annual Information

2

Information Required in the Registration Statement

2

Item 3.  Incorporation of Documents by Reference

2

Item 4.  Description of Securities

3

Item 5.  Interests of Named Experts and Counsel

3

Item 6.  Indemnification of Officers, Directors, Employees and Agents

3

Item 7.  Exemption from Registration Claimed

6

Item 8.  Exhibits

6

Item 9.  Undertakings

6

Signatures……

8

Exhibit Index ...

10

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a)

PROSPECTUS

Item 1.  The Plan Information.

The Company

US FARMS, INC. has its principal executive offices at 1635 Rosecrans Street, Suite C, San Diego, CA 92106.  US FARMS INC.’s telephone number is (858) 488-7775

Purpose

US FARMS, INC. has issued shares of common stock to Stoecklein Law Group, securities counsel to US FARMS, INC., and is registering the shares of common stock pursuant to the Attorneys Stock Plan, which has been approved by the Board of Directors of US FARMS, INC. The Attorneys Stock Plan is intended to provide a method whereby US FARMS, INC. will cover the costs of legal services provided by Stoecklein Law Group, thereby advancing the interests of US FARMS, INC. and all of its stockholders.  A copy of the Stock Plan has been filed as an exhibit to this registration statement.

Common Stock and Options

The Board has authorized the registration of 300,000 shares of the common stock at the fair market value on March 17, 2008, of $0.17 per shares, upon effectiveness of this registration statement.

No Restrictions on Transfer

Recipients of shares of common stock will become the record and beneficial owner of the shares of common stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the common stock.

Tax Treatment to the Recipients

The common stock is not qualified under Section 401(a) of the Internal Revenue Code.  Therefore, a recipient will be required for federal income tax purposes to recognize compensation during the taxable year of issuance.  Accordingly, absent a specific contractual provision to the contrary, the recipient will receive compensation taxable at ordinary rates equal to the fair market value of the shares ($0.17 per share on the date of issuance).  Each recipient is urged to consult his tax advisors on this matter.

Tax Treatment to the Company

The amount of income recognized by a recipient hereunder in accordance with the foregoing discussion will be a tax deductible expense by US FARMS, INC. for federal income tax purposes in the taxable year of US FARMS, INC. during which the recipient recognizes income.

Restrictions on Resale

In the event that an affiliate of US FARMS, INC. acquires shares of common stock hereunder, the affiliate may be subject to Section 16(b) of the Exchange Act.  Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called “profit”, as computed under Section 16(b) of the Exchange Act, may be required to be disgorged from the recipient to US FARMS, INC.  Services rendered have been recognized as valid consideration for the “purchase” of shares in connection with the “profit” computation under Section 16(b) of the Exchange Act.  US FARMS, INC. has agreed that for the purpose of any “profit” computation under Section 16(b), the price paid for the common stock issued to affiliates is equal to the value of services rendered.  Shares of common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

Item 2.  Registrant Information and Plan Annual Information

A copy of any document or part thereof incorporated by reference in this registration statement but not delivered with this prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request.  Requests should be addressed to: US FARMS, INC., 1635 Rosecrans Street, Suite C, San Diego, CA 92106.  US FARMS INC.’s telephone number is (858) 488-7775.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by US FARMS, INC., a Nevada corporation (the “Company”), are incorporated herein by reference:

a.

The Company’s latest Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission;

b.

The Company’s latest Quarterly Report on Form 10-QSB for the quarter ended September 30, 2008;

c.

The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the fiscal year ended December 31, 2006; and

d.

All other documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Class of Securities being registered pursuant to the Plan are registered securities under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

The financial statements of US FARMS, INC. are incorporated by reference in this prospectus as of and for the year ended December 31, 2006, and have been audited by Gruber & Company, LLC., independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting.

Stoecklein Law Group has rendered an opinion on the validity of the securities being registered.  Stoecklein Law Group is not an affiliate of US FARMS, INC., however, Stoecklein Law Group is registering 300,000 shares of common stock under the Plan.

Item 6.  Indemnification of Officers, Directors, Employees and Agents.

US FARMS’ Articles of Incorporation contains provisions for indemnification of its officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows:

78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

4.

Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)

By the stockholders;

(b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to action, suit or proceeding;

(c)

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion.

5.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling US FARMS, INC. pursuant to the foregoing provisions, Competitive Companies has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

(a)

The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by reference:

Exhibit No.	Title

5.1	Legal opinion of Stoecklein Law Group.

10.1	2008 Non-Qualified Attorneys Stock Compensation Plan

23.1	Consent of Stoecklein Law Group

23.2	Consent of Gruber & Company, LLC

Item 9.  Undertakings.     The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)

include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii)

include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, California, on March 17, 2008.

US FARMS, INC.

(Registrant)

/s/ Yan Skwara

Yan Skwara

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yan Skwara as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officers:

/s/ Yan Skwara	Chief Executive Officer, Principal Accounting Officer and Director	March 17, 2008
Yan Skwara

/s/ Darin Pines	Chief Operating Officer and Director	March 17, 2008
Darin Pines

Additional Director:

/s/ Donald Hejmanowski	Director	March 17, 2008
Donald Hejmanowski

The Plan. Pursuant to the requirements of the Securities Act of 1933, the board of directors have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 17, 2008.

US FARMS, INC.

Attorneys Stock Compensation Plan

By: /s/ Yan Skwara

Yan Skwara, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Title

5.1	Legal opinion of Stoecklein Law Group.

10.1	2008 Non-Qualified Attorneys Stock Compensation Plan

23.1	Consent of Stoecklein Law Group

23.2	Consent of Gruber & Company, LLC

EXHIBIT 5.1 LEGAL OPINION OF STOECKLEIN LAW GROUP

STOECKLEIN LAW GROUP, A PROFESSIONAL CORPORATION

PRACTICE LIMITED TO FEDERAL SECURITIES

EMERALD PLAZA
402 WEST BROADWAY	4695 MACARTHUR COURT
SUITE 400	ELEVENTH FLOOR
SAN DIEGO, CALIFORNIA 92101	NEWPORT BEACH, CALIFORNIA 92660
TELEPHONE: (619) 595-4882	TELEPHONE: (949) 798-5541
FACSIMILE: (619) 595-4883	FACSIMILE: (949) 258-5112
EMAIL: djs@slgseclaw.com
WEB: www.slgseclaw.com

March 17, 2008

Board of Directors

US FARMS, INC.

1635 Rosecrans Street, Suite C

San Diego, CA 92106

RE:

REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

We are counsel to US FARMS, INC. (the “Company”) in connection with the filing on or about March 17, 2008 of its registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) and the rules and regulations promulgated thereunder (the “Rules and Regulations”). The Registration Statement relates to three hundred (300,000) shares of the common stock, par value $0.001 per share, of the Company (the “Company Stock”), which have been issued to eligible participants in the Attorneys Stock Compensation Plan (the “Plan”) of the Company. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 601 of Regulation SK under the Act.

As counsel to the Company and in rendering this opinion, we have examined the Plan documents and other related written documentation as we have deemed necessary or appropriate to provide on a basis of the opinion set forth below. In our examination, we have assumed the conformity to original documents submitted to us as photostatic copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plan.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, if issued and sold as described in the Registration Statement (provided that at least par value is paid for the shares): (i) will have been duly authorized, legally issued, fully paid and nonassessable, (ii) when issued will be a valid and binding obligation of the corporation, and (iii) do not require a permit from any governmental agency.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the Plan Beneficiary, once issued pursuant to the Plan as described in the Registration Statement.

Our opinion is subject to the qualification that no opinion is expressed herein as to the application of the state securities or Blue-Sky laws.

This Opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

We are members of the bar of the State of California and the opinion set forth herein is limited to matters governed by the Federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and Regulations and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption “Legal Opinion” therein.

Yours Very Truly,

/s/ Donald J. Stoecklein

Donald J. Stoecklein

For the firm

Stoecklein Law Group

EXHIBIT 10.1   2008 NON-QUALIFIED ATTORNEYS STOCK COMPENSATION PLAN

2008 NON-QUALIFIED ATTORNEYS

STOCK COMPENSATION PLAN

1.

Purpose of Plan

This 2008 NON-QUALIFIED ATTORNEYS STOCK COMPENSATION PLAN (the “Plan”) of US FARMS, INC. , a Nevada corporation (the “Company”) for attorneys associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its public SEC disclosure filings under the Exchange Act, with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company.

2.

Definitions

For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Committee” shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan, or the Board if no committees have been established.  The Committee shall be composed of one or more persons as from time to time are appointed to serve by the Board.  Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

“Common Shares” shall mean the Company’s Common Shares, $0.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

“Common Stock” shall mean shares of common stock which are issued by the Company pursuant to Section 5, below.

“Common Stock Agreement” means an agreement executed by a Common Stockholder and the Company, or alternatively a board resolution setting forth the terms of issuance, as contemplated by Section 5, below, which imposes on the shares of Common Stock held by the Common Stockholder such restrictions as the Board or Committee deem appropriate.

“Common Stockholder” means any attorney for the Company or other person to whom shares of Common Stock are issued pursuant to this Plan.

“Company” shall mean US FARMS, INC. , a Nevada corporation, and any subsidiary corporation of US FARMS, INC. , as such terms are defined in Nevada Revised Statutes §78.431.

“Fair Market Value” shall mean, with respect to the date a given stock compensation is granted, the average of the highest and lowest reported sales prices of the Common Shares, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common Shares on such day, then the last preceding day on which transactions took place.  The above withstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Plan purposes or as is required by applicable laws or regulations. The Fair Market Value for purposes of the issuance of common stock under this plan has been established to be $0.17 per share on March 17, 2008.

3.

Administration of the Plan

3.1

The Committee shall administer the Plan and accordingly, it shall have full power to grant Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

3.2

The determination of those eligible to receive Common Stock, and the amount, type and timing of each issuance and the terms and conditions of the Common Stock Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

3.3

The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry it into effect.

3.4

Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

3.5

Meetings of the Committee shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.  In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

3.6

No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

4.

Shares Subject to the Plan

The total number of shares of the Company available for issuance of Common Stock under the Plan shall be 300,000 Common Shares, subject to adjustment in accordance with Article 6 of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

5.

Award Of Common Stock

5.1

The Board or Committee from time to time, in its absolute discretion, may award Common Stock to attorneys for the Company, and such other persons as the Board or Committee may select.

5.2

Common Stock shall be issued only pursuant to a Common Stock, Board Resolution, or Consulting Agreement, which shall be executed by the Common Stockholder, unless by Board Resolution, and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Common Stock or Consulting Agreement.

5.3

Upon delivery of the shares of Common Stock to the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock or Consulting Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

5.4

All shares of Common Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the shares of Common Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Board or Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Common Stock and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that the Board or Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions.  Common Stock may not be sold or encumbered until all applicable restrictions have terminated or expire.  The restrictions, if any, imposed by the Board or Committee or the Board under this Section 5 need not be identical for all Common Stock and the imposition of any restrictions with respect to any Common Stock shall not require the imposition of the same or any other restrictions with respect to any other Common Stock.

6.

Adjustments or Changes in Capitalization

6.1

In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend, within 6 months from the date hereof, and assuming the shares issued pursuant to this plan are still owned or fully controlled by the issuee under this plan, then in that event there shall be a like adjustment in the number of shares held by such issuee.

6.2

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.  No fractional Shares shall be issued under the Plan on account of any such adjustments.

7.

Government and Other Regulations

The obligation of the Company to issue, transfer and deliver Common Shares under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable.

8.

Miscellaneous Provisions

8.1

Any expenses of administering this Plan shall be borne by the Company, except the recipients of the common shares shall be responsible for the costs of preparation of this registration statement and the filing thereof.

8.2

The place of administration of the Plan shall be in the State of Nevada, or such other place as determined from time to time by the Board, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

8.3

In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith;  provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the recipient,  before such Committee member undertakes to handle and defend it on his own behalf.

9.

Written Agreement

The Common Shares issued hereunder shall be embodied in a board resolution which shall constitute a written Stock Compensation Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the recipient and by the President or any Vice President of the Company, for and in the name and on behalf of the Company.

EXHIBIT 23.1

CONSENT OF STOECKLEIN LAW GROUP

STOECKLEIN LAW GROUP, A PROFESSIONAL CORPORATION

PRACTICE LIMITED TO FEDERAL SECURITIES

EMERALD PLAZA
402 WEST BROADWAY	4695 MACARTHUR COURT
SUITE 400	ELEVENTH FLOOR
SAN DIEGO, CALIFORNIA 92101	NEWPORT BEACH, CALIFORNIA 92660
TELEPHONE: (619) 595-4882	TELEPHONE: (949) 798-5541
FACSIMILE: (619) 595-4883	FACSIMILE: (949) 258-5112
EMAIL: djs@slgseclaw.com
WEB: www.slgseclaw.com

March 17, 2008

Board of Directors

US FARMS, INC.

1635 Rosecrans Street, Suite C

San Diego, CA 92106

Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Donald J. Stoecklein

Donald J. Stoecklein

For the firm

Stoecklein Law Group

EXHIBIT 23.2

March 17, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the US FARMS, INC. 2008 Non-Qualified Attorney’s Stock Compensation Plan, of our report with respect to our audit of the financial statements of US FARMS, INC. included in its Annual Report of Form 10-KSB as of December 31, 2006 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ Gruber & Company, LLC

Gruber& Company, LLC